Exhibit 99.3
XURA, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
On August 6, 2015 (the “Closing Date”), Xura, Inc. (formerly known as Comverse, Inc.) (“Xura” or the "Company") completed its previously announced acquisition (the “Acquisition”) of Acision Global Limited, a private company formed under the laws of England and Wales (“Acision”) a holding Company for Acision B.V. (its sole asset), pursuant to the terms of the share sale and purchase agreement, dated June 15, 2015 (the “Purchase Agreement”), between the Company and Bergkamp Coöperatief U.A., a cooperative with excluded liability formed under the laws of the Netherlands (“Seller”). Acision is a holding company formed on September 5, 2014 that holds all of the equity interests of Acision B.V. Other than its equity interest in Acision B.V., Acision does not have any other assets or liabilities. The assets, liabilities and operations of Acision B.V. reflect the acquired business. Acision is a provider of messaging software solutions to communication service providers (“CSPs”) and enterprises, including short messaging service (“SMS”), multimedia picture and video messaging (“MMS”), instant messaging (“IM”) and Internet Protocol (“IP”) messaging. The Company acquired Acision to complement its solution portfolio, enhance its market leadership, penetrate growth markets and improve its operational efficiency.
Pursuant to the terms of the Purchase Agreement, on the Closing Date the Company acquired 100% of the equity interests of Acision in exchange for $163 million in cash (excluding cash acquired and closing costs), earnout payments (as discussed below), and 3.14 million shares of the Company’s common stock, par value $0.01 per share (the “Consideration Shares”), which were issued in a private placement transaction conducted pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”). As previously disclosed, pursuant to the terms of the Purchase Agreement, an amount up to $35 million of cash consideration is subject to an earnout, contingent on the achievement of revenue targets by certain of Acision’s business activities through the first quarter of 2016. To secure claims the Company may have under the Purchase Agreement, $10 million of the initial cash consideration was retained in escrow, which amount will be increased in the event that further consideration is triggered under the earnout, up to a total maximum aggregate escrow retention of $25 million. Such monies will be released to the Seller two years after completion of the Acquisition, subject to any claims. In addition, Acision, in consultation with the Company, entered into an amendment and waiver (the “Amendment”) with the requisite lenders under the Acision’s credit agreement (the “Acision Credit Agreement”) governing Acision’s existing approximately $156 million senior credit facility (the “Acision Senior Debt”), pursuant to which the Acision Senior Debt remains in place following completion of the Acquisition. The Acision Senior Debt matures, subject to the terms and conditions of the Acision Credit Agreement, on December 15, 2018. In connection with the Amendment, the Company agreed to pay certain costs imposed on Acision by its lenders under the Acision Senior Debt.
The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Xura and Acision pursuant to the terms of the Purchase Agreement and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.
The historical consolidated statements of operations of Xura for the fiscal year ended January 31, 2015 presented herein were derived from the pro forma adjusted consolidated financial statements filed on Form 8-K/A by Xura on July 9, 2015 to reflect the disposition of Xura’s former Business Support Systems (“BSS”) business, which do not include the operations of the discontinued BSS business.
Xura’s fiscal year ends on January 31 while Acision’s fiscal year ends on December 31. The unaudited pro forma condensed combined balance sheet as of July 31, 2015 is based on the historical balance sheet of Xura as of July 31, 2015 and of Acision as of June 30, 2015 and has been prepared to reflect the Acquisition as if it had occurred at the balance sheet date of each of the entities. The unaudited pro forma condensed combined statement of operations for the year ended January 31, 2015 combines the results of operations of Xura for the year ended January 31, 2015 and of Acision for the year ended December 31, 2014, as though the Acquisition had occurred at the beginning of the fiscal year 2014 for both of the entities. The unaudited pro forma condensed combined statement of operations for the six months ended July 31, 2015 combines the results of operations of Xura for the six months ended July 31, 2015 and of Acision for the six months ended June 30, 2015, as though the Acquisition had occurred at the beginning of the fiscal year 2014 for both of the entities.
The Company prepares its financial information in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The Acision historical financial statements have been prepared in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board. The unaudited pro forma condensed combined financial statements reflect certain adjustments to Acision’s financial statements to align those financials with Xura policies and U.S. GAAP.
The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial information is based on preliminary estimates and currently available information. These assumptions and estimates, which cannot be finalized at the time of this filing, may be revised as additional information becomes available and upon the finalization of the valuation of Acision’s assets and liabilities.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the consolidated financial statements of Xura contained in its Annual Report on Form 10-K for the fiscal year ended January 31, 2015, its subsequent periodic filings, the pro forma adjusted consolidated financial statements of Xura filed on Xura’s Form 8-K/A on July 9, 2015 to reflect the disposition of the BSS business, and the historical audited financial statements and related notes of Acision provided as Exhibit 99.2 to the Form 8-K/A filed herewith. The unaudited pro forma combined condensed financial statements are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Acision and Xura been a combined company during the specified periods. The unaudited pro forma financial information does not include the effects of any synergies that Xura may achieve or costs it may incur related to the post-acquisition integration of Acision. The unaudited pro forma financial information is based on currently available information, assumptions, and adjustments that are subject to change, and is subject to known and unknown risks, uncertainties, and other important risk factors discussed in Xura’s periodic filings. These factors could cause the actual results, performance, and timing of events to differ materially from those anticipated, expressed, or implied by the unaudited pro forma financial information. Except as otherwise stated herein, we undertake no commitment to update or revise the unaudited pro forma financial information except as required by law.

XURA, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF JULY, 31, 2015
(In thousands)

	Xura As of July 31, 2015	Acision As of June 30, 2015	Adjustments (a)		Purchase Price Allocations		Pro Forma As of July 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$346,074	$32,902	$(632)	(i)	$(163,003)	(b)	$215,341
Restricted cash and bank deposits	55,584	—	632	(i)	—		56,216
Accounts receivable, net of allowances	29,653	—	47,807	(i)(iii)	—		77,460
Inventories	14,296	—	—		—		14,296
Deferred cost of revenue	2,855	—	—		—		2,855
Deferred income taxes	14,298	—	—		—		14,298
Prepaid expenses and other current assets	42,951	12,707	44,633	(i)(ii)	—		100,291
Trade and other receivables	—	96,985	(96,985)		—		—
Total current assets	505,711	142,594	(4,545)		(163,003)		480,757
Property and equipment, net	38,496	3,472	—		—		41,968
Goodwill	67,622	50,786	—		154,385	(c)	272,793
Intangible assets, net	1,440	17,746	—		221,854	(d)	241,040
Deferred cost of revenue	19,303	—	—		—		19,303
Deferred income taxes	1,731	5,566	—		—		7,297
Long-term restricted cash	5,253	—	—		—		5,253
Other assets	16,406	—	—		—		16,406
Total assets	$655,962	$220,164	$(4,545)		$213,236		$1,084,817
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$145,150	$33,512	$(297)	(i)(vi)	$35,542	(e)(i)	213,907
Deferred revenue	103,574	47,944	(440)	(iii)	(3,263)	(f)	147,815
Deferred income taxes	1,593	—	—		—		1,593
Current portion of long-term debt	—	10,000	—		—		10,000
Income taxes payable	—	12,823	626	(iv)	—		13,449
Total current liabilities	250,317	104,279	(111)		32,279		386,764
Deferred revenue	62,313	—	—		—		62,313
Deferred income taxes	51,088	4,047	(1,985)	(iv)	63,473	(g)	116,623
Long-term debt	—	199,257	40,304	(v)	(93,561)	(h)	146,000
Other long-term liabilities	132,350	41,715	—		—		174,065
Total liabilities	496,068	349,298	38,208		2,191		885,765
Commitments and contingencies
Total equity	159,894	(129,134)	(42,753)		211,045	(b)(i)	199,052
Total liabilities and equity	$655,962	$220,164	$(4,545)		$213,236		$1,084,817

XURA, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JULY 31,2015
(In thousands, except share and per share data)

	Xura For The Six Months Ended July 31, 2015(1)	Acision For The Six Months Ended June 30, 2015	Adjustments (a)		Pro Forma Adjustments		Pro Forma For The Six Months Ended July 31, 2015
Revenue:
Product revenue	$27,112	$34,649	$(1,314)	(i)	$—		$60,447
Service revenue	80,222	47,986	(2,278)	(i)	—		125,930
Total revenue	107,334	82,635	(3,592)		—		186,377
Costs and expenses:
Product costs	25,668	9,616	(705)	(i)	7,994	(b)	42,573
Service costs	58,053	11,126	2,630	(iii)	—		71,809
Research and development, net	16,515	—	7,604	(iii)	(2,785)	(b)	21,334
Selling, general and administrative	39,559	46,486	(8,764)	(iii)	8,241	(b)	85,522
Other operating expenses:
Restructuring expenses	7,646	693	—		—		8,339
Total other operating expenses	7,646	693	—		—		8,339
Total costs and expenses	147,441	67,921	765		13,450		229,577
(Loss) income from operations	(40,107)	14,714	(4,357)		(13,450)		(43,200)
Interest income	173	2	—		—		175
Interest expense	(360)	(13,589)	2,530	(ii)	—		(11,419)
Foreign currency transaction (loss) gain, net	(9,775)	267	665	(iii)	—		(8,843)
Other income, net	179	—	—		—		179
(Loss) income before income tax (expense) benefit	(49,890)	1,394	(1,162)		(13,450)		(63,108)
Income tax (expense) benefit	(2,253)	1,337	91	(iv)	3,814	(c)	2,989
Net (loss) income from continuing operations	$(52,143)	$2,731	$(1,071)		$(9,636)		$(60,119)
Weighted average common shares outstanding:
Basic & Diluted	21,936,379				3,142,986	(d)	25,079,365
Loss per share - basic & diluted:
Continuing operations	$(2.38)						$(2.40)
(1) The historical condensed consolidated statements of operations for the six months ended July 31, 2015 were derived from the pro forma adjusted consolidated financial statements filed by Xura on Form 8-K/A on July 9, 2015 and thus do not include the operations of the discontinued BSS business.

XURA, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE FISCAL YEAR ENDED JANUARY 31,2015
(In thousands, except share and per share data)

	Xura For The Fiscal Year Ended January 31, 2015(1)	Acision For The Year Ended December 31, 2014	Adjustments (a)		Pro Forma Adjustments		Pro Forma For The Fiscal Year Ended January 31, 2015
Revenue:
Product revenue	$69,237	$66,329	$1,505	(i)	$—		$137,071
Service revenue	199,737	124,304	8,329	(i)	—		332,370
Total revenue	268,974	190,633	9,834		—		469,441
Costs and expenses:
Product costs	55,107	40,180	1,334	(i)	22,025	(b)	118,646
Service costs	146,624	31,600	6,252	(iii)	—		184,476
Research and development, net	36,857	—	20,432	(iii)	(4,925)	(b)	52,364
Selling, general and administrative	81,259	76,654	(26,100)	(iii)	11,324	(b)	143,137
Other operating expenses:
Restructuring expenses and write-off of property and equipment	13,574	4,126	—		—		17,700
Total other operating expenses	13,574	4,126	—		—		17,700
Total costs and expenses	333,421	152,560	1,918		28,424		516,323
(Loss) income from operations	(64,447)	38,073	7,916		(28,424)		(46,882)
Interest income	480	18	—		—		498
Interest expense	(641)	(15,540)	5,529	(ii)	—		(10,652)
Foreign currency transaction gain (loss), net	4,659	(3,967)	(1,236)	(iii)	—		(544)
Other expense, net	(517)	—	—		—		(517)
(Loss) income before income tax expense	(60,466)	18,584	12,209		(28,424)		(58,097)
Income tax (expense) benefit	(6,489)	(8,266)	(1,493)	(iv)	8,392	(c)	(7,856)
Net (loss) income from continuing operations	$(66,955)	$10,318	$10,716		$(20,032)		$(65,953)
Weighted average common shares outstanding:
Basic & diluted	22,190,630				3,142,986	(d)	25,333,616
Loss per share - basic & diluted:
Continuing operations	$(3.02)						$(2.60)
(1) The historical consolidated statements of operations for the fiscal year ended January 31, 2015 were derived from the pro forma adjusted consolidated financial statements filed by Xura on Form 8-K/A on July 9, 2015 and thus do not include the operations of the discontinued BSS business.

Basis of Presentation
Notes to Unaudited Pro Forma Condensed Combined Financial Information
Note 1 - Basis of Preliminary Purchase Price Allocation
Basis of Presentation
On August 6, 2015, Xura, Inc. completed its previously announced acquisition of Acision pursuant to the terms of the share sale and purchase agreement, dated June 15, 2015.
The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Xura and Acision pursuant to the terms of the Purchase Agreement and the assumptions and adjustments described below.
The historical consolidated statements of operations of Xura for the fiscal year ended January 31, 2015 presented herein were derived from the pro forma adjusted consolidated financial statements filed on Form 8-K/A by Xura on July 9, 2015 to reflect the disposition of Xura’s former Business Support Systems (“BSS”) business, which do not include the operations of the discontinued BSS business.
The Company prepares its financial information in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The Acision historical financial statements have been prepared in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board. The unaudited pro forma condensed combined financial statements reflect certain adjustments to Acision’s financial statements to align those financials with Xura policies and U.S. GAAP.
The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial information is based on preliminary estimates and currently available information. These assumptions and estimates, which cannot be finalized at the time of this filing, may be revised as additional information becomes available and upon the finalization of the valuation of Acision’s assets and liabilities.
Acquisition-related transaction costs (i.e., advisory, legal, valuation and other professional fees) are not included as a component of consideration transferred but are required to be expensed as incurred.
Preliminary Purchase Price
The unaudited pro forma condensed combined financial information reflects the effects of Xura acquiring Acision for an aggregate preliminary estimated consideration of $238 million as calculated below:

(In thousands)
Cash	$163,003
Estimated fair value of Earnout (1)	17,769
Common stock, $0.01 par value - 3.14 million shares issued (2)	56,931
Total	$237,703

(1) Pursuant to the terms of the Purchase Agreement, an amount up to $35 million of cash consideration is subject to an earnout, contingent on the achievement of revenue targets by certain of Acision’s business activities through the first quarter of 2016. Of this amount, $25 million is subject to targets to be achieved based on fiscal year results, while the remaining $10 million is subject to targets to be achieved in the first quarter of 2016. The estimated fair value of the obligation as of the acquisition date was 18 million.

(2) The Company issued 3.14 million shares of common stock, par value $0.01 per share, which were issued in a private placement transaction conducted pursuant to Section 4(a)(2) under the Securities Act. The share consideration fair value is based upon the market price of the Company's common stock upon completion of purchase and discounted due to liquidity considerations.

Preliminary Purchase Price Allocation
The following preliminary allocation of the Acision purchase price is based on preliminary estimates of the fair value of the tangible and intangible assets and liabilities of Acision. If new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have affected the measurement of the amounts recognized for assets acquired and liabilities assumed, the Company will retrospectively adjust the amounts recognized as of the acquisition date.

(In thousands)
Cash and cash equivalents	$32,270
Restricted cash and bank deposits	632
Accounts receivable	47,807
Deferred income taxes	5,566
Prepaid expenses and other current assets	57,338
Property and equipment	3,472
Goodwill (1)	205,172
Intangible assets (2)	239,600
Total assets acquired	591,857
Accounts payable and accrued expenses	33,215
Deferred revenue	44,240
Deferred income taxes	65,535
Income taxes payable	13,449
Debt	156,000
Other long-term liabilities	41,715
Total liabilities acquired	354,154
Total purchase price	$237,703
(1) Goodwill is calculated as the difference between the estimated fair value of the consideration transferred and the estimated fair values of the assets acquired and liabilities assumed.

(2) As of the effective date of the acquisition, identifiable intangible assets are required to be measured at fair value. For purposes of these unaudited pro forma condensed combined financial statements, it is assumed that all assets will be used and that all assets will be used in a manner that represents the highest and best use of those assets. We used an income approach to estimate the preliminary fair value of intangible assets. See item (f) of the Balance Sheet Pro Forma Adjustments below.

Note 2 - Pro Forma Adjustments
Xura’s fiscal year ends on January 31 while Acision’s fiscal year ends on December 31. The unaudited pro forma condensed combined balance sheet as of July 31, 2015 is based on the historical balance sheet of Xura as of July 31, 2015 and of Acision as of June 30, 2015 and has been prepared to reflect the Acquisition as if it had occurred at the balance sheet date of each of the entities. The unaudited pro forma condensed combined statement of operations for the year ended January 31, 2015 combines the results of operations of Xura for the year ended January 31, 2015 and of Acision for the year ended December 31, 2014, as though the Acquisition had occurred at the beginning of the fiscal year 2014 for both of the entities. The unaudited pro forma condensed combined statement of operations for the six months ended July 31, 2015 combines the results of operations of Xura for the six months ended July 31, 2015 and of Acision for the six months ended June 30, 2015, as though the Acquisition had occurred at the beginning of the fiscal year 2014 for both of the entities.
Balance Sheet Pro Forma Adjustments
(a) The Acision historical consolidated financial statements have been prepared in accordance with IFRS. The pro forma changes reflect certain adjustments to Acision’s financial statements to align with U.S. GAAP and Xura's policies including adjustments that reflect:
(i) Reclassifications to the historical presentation of Acision to conform to the presentation used by Xura.
(ii) The reclassification of deferred financing costs from a reduction of the carrying amount of the related debt to an asset.
(iii) Changes to accounts receivable and deferred revenue due to differences in revenue recognition accounting under U.S. GAAP compared to IFRS.
(iv) Revisions made to uncertain tax positions and deferred income taxes pursuant to U.S. GAAP that is not required by IFRS.
(v) Removal of fair value adjustments on related party debt extended by Acision investors in order to record the loans at face value.
(vi) Reversal of a provision for an onerous lease.

(b) Reflects the cash and 3.14 million shares of the Company’s common stock, with a fair value of $56.9 million, issued to Acision stockholders to acquire 100% of the outstanding equity interests in Acision. The pro forma adjustment also reflects the elimination of the equity balances of Acision's stockholders.
(c) Reflects the establishment of goodwill, estimated as a result of the preliminary purchase price allocation described in Note 1 - Basis of Presentation-Preliminary Purchase Price Allocation. This adjustment also includes the elimination of the carrying value of Acision’s pre-existing goodwill.
(d) Reflects the preliminary estimates of fair value of the identifiable intangible assets of Acision. These allocations may materially change once a final appraisal is completed. The amortization of the identified intangible assets will be recorded over an estimated useful life of the customer relationships, backlog and developed technology of 15 years, 1 year and 5 to 10 years, respectively. This adjustment also includes the elimination of the carrying value of Acision’s pre-existing intangible assets.

(In thousands)
Customer relationships	$161,300
Backlog	22,600
Developed Technology	55,700
Elimination of intangible assets of Acision prior to Acquisition	(17,746)
Net pro forma combined adjustment	$221,854
(e) Fair value of additional cash consideration subject to an earnout, contingent on the achievement of certain Acision revenue objectives.
(f) Reflects a decrease in deferred revenue as required by acquisition accounting. The estimated fair value represents the cost to provide services under contractual obligations plus a reasonable margin.
(g) Reflects the expected deferred tax liability as a result of the acquisition.
(h) Reflects payment of shareholder debt upon purchase and approximated fair value of remaining debt.
(i) Reflect accrued direct and incremental transaction costs of $17.8 million.
Statement of Operations Adjustments
(a) The Acision historical consolidated financial statements have been prepared in accordance with IFRS. The pro forma changes reflect certain adjustments to Acision’s financial statements to align with U.S. GAAP and Xura's policies including adjustments that reflect:
(i) Reflects adjustments to revenue and cost of sales due to differences in revenue recognition accounting.
(ii) Reflects adjustments to interest expense on related party debt extended by Acision investors.
(iii) Reflects reclassifications made to the historical presentation of Acision to conform to the presentation used by
Xura including the separation of research and development costs from selling general and administrative costs, a headcount allocation of shared services personnel-related costs and the classification of foreign currency exchange gains and losses.
(iv) Estimated uncertain tax positions pursuant to U.S. GAAP that is not required by IFRS and the tax effects of pro forma income tax impact at the Company’s statutory income tax rate.
(b) Reflects the amortization of the identified intangible assets will be recorded over an estimated useful life of the customer relationships, backlog and developed technology of approximately 15 years, 1 year and 5 to 10 years, respectively. These expenses are offset by the elimination of Acision pre-acquisition amortization expense.

	Year Ended December 31, 2014	Six Months Ended June 30, 2015
	(In thousands)
Customer relationships (included in Selling, general and administrative)	$20,163	$9,409
Backlog (included in Product costs)	18,386	4,214
Developed Technology (included in Product costs)	7,560	3,780
Elimination of Acision pre-acquisition amortization expense (included in Product costs)	(3,921)	—
Elimination of Acision pre-acquisition amortization expense (included in Research and development)	(4,925)	(2,785)
Elimination of Acision pre-acquisition amortization expense (included in Selling, general and administrative)	(8,839)	(1,168)
	$28,424	$13,450
(c) Reflect the tax effects of pro forma income tax impact at the Company’s statutory income tax rate.
(d) Reflects the issuance of 3.14 million shares in connection with the acquisition.